UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2006 (May 5, 2006)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13487	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of National Health Realty, Inc. has ratified the recommendation of its Nominating & Corporate Governance Committee to elect James R. Jobe as a replacement director on the NHR Board to complete the term of his father, Joel H. Jobe, who passed away on March 31, 2006, and has elected current Board member, Richard F. LaRoche, Jr., as a member of the Audit Committee. The Board has also found that LaRoche is deemed to be financially sophisticated in accordance with Section 121(B)(2)(a)(ii) of the Amex Company Guide. A copy of the press release is filed as Exhibit 99 of this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By:/s/ Robert G. Adams
Name: Robert G. Adams
Title: President

Date: May 5, 2006